EXHIBIT 99.1

News Release

Contact:	Tom Lampen, ChoiceOne Bank (616) 887-2337 tlampen@choiceone.com

ChoiceOne Financial Reports Third Quarter 2018 Results

Sparta, Mich. – October 24, 2018 – ChoiceOne Financial Services, Inc. (OTC:COFS), the parent company for ChoiceOne Bank, reported net income of $2,014,000 for the third quarter of 2018 compared to $1,720,000 in the same period in 2017. Diluted earnings per share was $0.55 in the third quarter of 2018 compared to an adjusted $0.48 per share in the third quarter of the prior year. Diluted earnings per share for the nine months ended September 30, 2018 was $1.52 compared to an adjusted $1.32 for the nine months ended September 30, 2017. Per share amounts have been adjusted for both 5% stock dividends paid on May 31, 2017 and May 31, 2018.

“Setting a new record with our year-to-date net income in the first nine months of this year, we are extremely pleased with the progress of our community bank,” said Kelly Potes, President and Chief Executive Officer of ChoiceOne Financial Services, Inc. “We just celebrated the grand opening of our new full-service, high-tech branch office in downtown Grand Rapids, Michigan which is a thriving market, which will continue to add to our growth.”

Total assets have grown to $650.4 million as of the end of the third quarter of 2018 compared to $630.8 million as of June 30, 2018. Net loans grew $6.1 million from June 30, 2018 to September 30, 2018, which along with higher interest rates on new loans led to total interest income of $6.3 million in the third quarter of 2018. This loan growth coupled with higher interest rates earned on both the loan and securities portfolios has helped total interest income for the nine months ended September 30, 2018 to grow $1.9 million or 11.5% compared to the nine months ended September 30, 2017.

ChoiceOne recorded no provision for loan losses in the third quarter of 2018 and nonperforming loans have declined $515,000 year to date 2018, as credit quality continues to remain a focal point for ChoiceOne.

Total noninterest income decreased $132,000 in the third quarter of 2018 and $436,000 in the nine months ended September 30, 2018 compared to the same periods in the prior year. Insurance and investment commissions were the largest component of the decline because of ChoiceOne’s sale of a majority of its investment book of business during the fourth quarter of 2017. Gains on sales of loans have also declined as higher interest rates coupled with a low inventory of homes for sale in ChoiceOne’s market areas have negatively impacted the level of mortgage originations. Gains on sales of securities were also lower in 2018 compared to the prior year as rising interest rates have caused an unrealized loss in many of ChoiceOne’s investment securities. Partially offsetting these reductions in income were higher customer service charges and changes in the market value of equity securities in the nine months ended September 30, 2018 compared to the same period in 2017. The implementation of Accounting Standard 2016-01 effective January 1, 2018, caused changes in the market value of equity securities to be recorded in noninterest income in 2018, in contrast with the treatment in prior years where changes were included in other comprehensive income.

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Total noninterest expense increased $268,000 in the third quarter of 2018 and $898,000 in the first nine months of 2018 compared to the same periods in 2017. Much of this increase was caused by higher salaries and benefits expense related to annual wage increases and additional sales and retail staff in preparation for the two new branch locations in 2018. Other noninterest expenses were also higher in the third quarter and first nine months of 2018 compared to the same periods in the prior year due to growth in loan related costs, advertising and promotional expenses, and other expenses.

ChoiceOne’s income tax expense decreased $266,000 in the third quarter of 2018 and $676,000 in the first nine months of 2018 compared to the same periods in 2017, which caused the effective tax rate to decline from 26% in 2017 to 15% in 2018. This reduction in expense was due to the Tax Cut and Jobs Act passed in December of 2017.

“Later this year, we will celebrate the grand opening of our second, full-service branch office in Rockford, Michigan, another high-growth market for our bank,” said Potes. “With two new office locations by year end, we will have 14 branch offices throughout West Michigan to serve our growing customer base.”

About ChoiceOne

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan and the parent corporation of ChoiceOne Bank, Member FDIC. ChoiceOne Bank operates 12 full service offices and one loan production office in parts of Kent, Ottawa, Muskegon, and Newaygo Counties. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. ChoiceOne Financial Services, Inc. common stock is quoted on the OTC under the symbol “COFS.” For more information, please visit Investor Relations at ChoiceOne’s website at www.choiceone.com.

Forward-Looking Statements
This press release contains forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue”, “future” and variations of such words and similar expressions are intended to identify such forward-looking statements. Management’s determination of the provision and allowance for loan losses, the carrying value of goodwill and loan servicing rights, and the fair value of investment securities (including whether any impairment on any investment security is temporary or other than temporary and the amount of any impairment) and management’s assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. These statements reflect management’s current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne Financial Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017. These and other factors are representative of the risk factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

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EDITORS NOTE: Media interviews with ChoiceOne Bank executives are available by calling Tom Lampen at (616)887-2337 or tlampen@choiceone.com. Electronic versions of bank official headshots are also available.

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Condensed Balance Sheets
(Unaudited)

(In thousands)	9/30/2018	6/30/2018	12/31/2017	9/30/2017
Cash and Cash Equivalents	$14,427	$11,877	$36,837	$12,725
Securities	169,361	168,592	159,158	176,873
Loans Held For Sale	672	617	1,721	2,378
Loans to Other Financial Institutions	16,238	9,006	6,802	13,293
Loans, Net of Allowance For Loan Losses	397,293	391,240	394,208	389,874
Premises and Equipment	14,947	13,571	12,855	12,271
Cash Surrender Value of Life Insurance Policies	14,803	14,706	14,514	14,415
Goodwill and Other Intangible Assets	13,728	13,728	13,728	13,728
Other Assets	8,894	7,500	6,721	6,495

Total Assets	$650,363	$630,837	$646,544	$642,052

Noninterest-bearing Deposits	$145,025	$147,040	$151,462	$136,542
Interest-bearing Deposits	399,322	380,881	388,391	389,296
Borrowings	25,642	24,251	27,416	36,720
Other Liabilities	3,209	2,397	2,725	3,188

Total Liabilities	573,198	554,569	569,994	565,746

Shareholders' Equity	77,165	76,268	76,550	76,306

Total Liabilities and Shareholders’ Equity	$650,363	$630,837	$646,544	$642,052

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Condensed Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
(In Thousands, Except Per Share Data)	9/30/2018	9/30/2017	9/30/2018	9/30/2017
Interest Income
Loans, including fees	$5,111	$4,592	$14,735	$13,157
Securities and other	1,150	1,032	3,340	3,053
Total Interest Income	6,261	5,624	18,075	16,210

Interest Expense
Deposits	619	320	1,428	861
Borrowings	70	65	199	178
Total Interest Expense	689	385	1,627	1,039

Net Interest Income	5,572	5,239	16,448	15,171
Provision for Loan Losses	-	95	35	120

Net Interest Income After Provision for Loan Losses	5,572	5,144	16,413	15,051

Noninterest Income
Customer service charges	1,165	1,058	3,340	3,081
Insurance and investment commissions	97	260	231	760
Gains on sales of loans	223	355	772	920
Gains on sales of securities	-	51	25	177
Earnings on life insurance policies	98	100	289	299
Change in market value of equity securities	113	-	161	-
Other income	155	159	403	420
Total Noninterest Income	1,851	1,983	5,221	5,657

Noninterest Expense
Salaries and benefits	2,780	2,619	8,308	7,725
Occupancy and equipment	661	702	2,005	2,099
Data processing	555	551	1,644	1,681
Professional fees	311	286	838	778
Other expenses	752	633	2,342	1,956
Total Noninterest Expense	5,059	4,791	15,137	14,239

Income Before Income Tax	2,364	2,336	6,497	6,469
Income Tax Expense	350	616	992	1,668

Net Income	$2,014	$1,720	$5,505	$4,801

Basic Earnings Per Share	$0.55	$0.48	$1.52	$1.32
Diluted Earnings Per Share	$0.55	$0.48	$1.52	$1.32

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